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                                                                     EXHIBIT 5.1

(COOLEY GODWARD LLP)               ATTORNEYS AT LAW           Broomfield, CO
                                                              720 566-4000

                                   4401 Eastgate Mall         Palo Alto, CA
                                   San Diego, CA              650 843-5000
                                   92121-1909
                                   Main     858 550-6000      Reston, VA
                                   Fax      858 550-6420      703 456-8000

May 28, 2003                       www.cooley.com             San Francisco, CA
                                                              415 693-2000

Lightspan, Inc.                    STEVEN M. PRZESMICKI
10140 Campus Point Drive           (858) 550-6070
San Diego, CA 92121                przes@cooley.com

RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Lightspan, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, covering the registration of 2,147,905 shares of the Company's Common Stock, $.001 par value (the "Shares"), for issuance pursuant to the Company's 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan (together, the "Plans").

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Plans, the forms of option agreements and offering documents, as applicable, under the Plans, the Company's Amended and Restated Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement, the Plans, any options granted thereunder and the related option agreements and other documents, as applicable, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

/s/ Steven M. Przesmicki
------------------------
Steven M. Przesmicki